AMENDMENT NO. 1
TO

ASSET PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Asset Purchase Agreement (the “Agreement”) entered into and effective as of April 12, 2023, is entered into as of May 26, 2023, by and among PLx Pharma Inc., a Delaware corporation (the “Company”) and PLx Opco Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (together with the Company, “Sellers” and each, a “Seller”), and PLx Acquisition Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Greenwood (“Buyer”). Each Seller and Buyer are referred to herein individually as a “Party” and collectively as the “Parties”. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed in the Agreement.

WHEREAS, following further discussion and analysis, the Parties have mutually agreed to revise certain terms of the Agreement; and

WHEREAS, the undersigned, constituting each Party to the Agreement, wish to amend the Agreement in accordance with Section 9.6 of the Agreement, in the manner set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.             Definition of Acquired Assets. Effective as of the Effective Date:

(a)	Subsection (d) of the definition of “Acquired Assets” set forth in Section 1.1of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d) all Seller Intellectual Property, including (without limitation), those items listed in Section 4.11(a) of the Disclosure Schedules, and for the avoidance of doubt, including Sellers’ Amazon Seller Central account;”

(b)	Subsection (i) of the definition of “Acquired Assets” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i) to the extent transferrable under applicable Law, any Tax credits, Tax deposits, Tax rebates, Tax attributes, and prepaid Tax amounts of the Sellers; except for Tax refunds and net operating losses, which, for the avoidance of doubt, are set forth and further described in Section 1.1(b) of the Disclosure Schedule and defined as “Excluded Assets” hereunder;”

(c)	Subsection (m) of the definition of “Acquired Assets” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(m) to the extent transferrable, all security deposits (other than any security deposits held by Sellers’ landlord in connection with Sellers’ leased real property which, for the avoidance of doubt, is defined as an “Excluded Asset” hereunder) and any other deposits held by vendors, trade creditors, or any other party, in each case only to the extent related to the Acquired Assets, the Assumed Liabilities, or the Business (or any portion thereof), other than the deposit maintained by Sellers pursuant to the order approving Sellers’ ‘first-day’ utility motion;”

2.             Definition of Excluded Assets. Effective as of the Effective Date, subsection (k) of the definition of “Excluded Assets” set forth in Section 1.1 of the Agreement shall be renamed subsection (l) and a new subsection (k) shall be added to the definition of “Excluded Assets” to read as follows:

“(k) all security deposits held by Sellers’ landlord in connection with Sellers’ leased real property; and”

3.             Definition of Inventory. Effective as of the Effective Date, the definition of “Inventory” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Inventory” shall mean all raw materials, active pharmaceutical ingredients, excipients, work-in-process, semi-finished and finished goods and Products, supplies (including clinical drug supplies), samples, components, packaging materials, and other inventories owned by Sellers, excluding the raw materials listed in Section 1.1(d)(i) of the Disclosure Schedules. For the avoidance of doubt, the finished goods owned and held by Patheon Manufacturing Services LLC (“Patheon”) and set forth in Section 1.1(d)(ii) of the Disclosure Schedules shall not be deemed “Inventory” owned by Sellers and shall not be defined as an “Acquired Asset” hereunder.”

4.             Buyer Deficiency Claim. Effective as of the Effective Date, Section 6.16 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.16 [Intentionally Omitted].”

Furthermore, references in the Agreement to “Section 6.16” shall be deleted.

5.             Effective Time. This Amendment shall become effective upon the entry of the Sale Order (the “Effective Time”). If the Sale Order is not entered, this Amendment shall be rendered void.

6.             Effect of Amendment. The Agreement is amended hereby solely as provided in this Amendment and, as so amended, continues in full force and effect.

7.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.             Defined Terms. Unless otherwise defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

9.             Miscellaneous. Sections 9.5 (Choice of Law), 9.6 (Entire Agreement; Amendments and Waiver), 9.9 (Headings), 9.12 (Survival) and 9.15 (Mutual Drafting) of the Agreement are hereby incorporated by reference into, and shall apply to, this Amendment, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of Sellers and Buyer as of the date first above written.

BUYER: PLx Acquisition Company, LLC By: /s/ George Cleary Name: George Cleary Title: Authorized Signatory

SELLERS:

PLx Pharma Inc.

By: /s/ Natasha Giordano

Name: Natasha Giordano

Title: President and Chief Executive Officer

PLx Opco Inc.

By: /s/ Natasha Giordano

Name: Natasha Giordano

Title: President and Chief Executive Officer